Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

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LOS ANGELES
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November 16, 2012

BMC Software, Inc.

2101 CityWest Boulevard

Houston, Texas 77042-2827

Re:	BMC Software, Inc.
4.50% Senior Notes due 2022

Ladies and Gentlemen:

We have acted as special counsel to BMC Software, Inc., a Delaware corporation (the “Company”), in connection with the public offering of $300 million aggregate principal amount of the Company’s 4.50% Senior Notes due December 1, 2022 (the “Debt Securities”), to be issued under the Indenture, dated as of February 13, 2012 (the “Base Indenture”), as amended and supplemented by the Second Supplemental Indenture, dated as of November 16, 2012 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Wells Fargo Bank, N.A., as trustee for the Debt Securities (the “Trustee”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

BMC Software, Inc.

November 16, 2012

In rendering the opinion stated herein, we have examined and relied upon the following:

(i)	the registration statement on Form S-3 (File No. 333-177533) of the Company relating to the debt securities and other securities of the Company filed on October 27, 2011 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, being hereinafter referred to as the “Registration Statement”);

(ii)	an executed copy of the Base Indenture;

(iii)	an executed copy of the Supplemental Indenture;

(iv)	the form of the Debt Securities included in the Indenture and the executed copies of the global notes evidencing the Debt Securities registered in the name of Cede & Co. and in the forms delivered to the Trustee for authentication (the “Note Certificates”);

(v)	a copy of the Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect, as certified by the Secretary of State of the State of Delaware as of November 14, 2012, and as certified by Christopher Chaffin, Assistant Secretary of the Company;

(vi)	a copy of the Amended and Restated Bylaws of the Company, as in effect as of the date hereof and as certified by Christopher Chaffin, Assistant Secretary of the Company;

(vii)	copies of certain resolutions of the Board of Directors of the Company, adopted on October 19, 2011 and October 24, 2012, and certain resolutions of the Pricing Committee thereof, adopted on November 13, 2012, relating to the issuance of the Debt Securities, approval of the Indenture and related matters, each as certified by Christopher Chaffin, Assistant Secretary of the Company; and

(viii)	an executed copy of the underwriting agreement, dated as of November 13, 2012 (the “Underwriting Agreement”), among Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Debt Securities.

BMC Software, Inc.

November 16, 2012

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware and (ii) the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”), or as to the effect of any such non-Opined on Law on the opinion stated herein. The Indenture and the Note Certificates are referred to herein collectively as the “Transaction Documents.”

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York.

BMC Software, Inc.

November 16, 2012

The opinion stated herein is subject to the following qualifications:

(a) the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) except to the extent expressly stated in the opinion contained herein, we do not express any opinion with respect to the effect on the opinion stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Documents with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Documents;

(c) except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms; and

(d) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinion stated herein is rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of New York Civil Practice Law and Rules and are subject to the qualification that such enforceability may be limited by, in each case, the terms of such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality.

In addition, in rendering the foregoing opinion we have assumed that neither the execution and delivery by the Company of the Transaction Documents to which it is a party nor the performance by the Company of its obligations under the Transaction Documents (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements and instruments which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K), (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

BMC Software, Inc.

November 16, 2012

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K, being filed on the date hereof, and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP